UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Triangle Capital Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

The following press release was issued by Triangle Capital Corporation on June 4, 2018.

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION TO HOLD
SPECIAL STOCKHOLDER MEETING ON JULY 24, 2018
TO SEEK APPROVAL OF
SALE OF INVESTMENT PORTFOLIO AND SIMULTANEOUS
EXTERNALIZATION TRANSACTION

DEFINITIVE PROXY STATEMENT FILED ON JUNE 1, 2018

RALEIGH, NC - June 4, 2018, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”) announced today the scheduling of a special meeting of its stockholders to be held on July 24, 2018 (the “Special Meeting”) to seek approval of the sale of substantially all of the Company’s portfolio investments to an affiliate of Benefit Street Partners L.L.C. (“BSP”) pursuant to an asset purchase agreement and approval of certain transactions contemplated by a stock purchase and transaction agreement with Barings LLC (“Barings”), through which Barings will become the external investment adviser to the Company.
The Company also announced that it filed the definitive proxy statement on Schedule 14A relating to the Special Meeting with the SEC on June 1, 2018 (the “Proxy Statement”). The Proxy Statement is first being mailed or otherwise delivered to stockholders on or about June 1, 2018. The Proxy Statement contains important information about the proposed asset sale and externalization transaction, the governing agreements, related transactions and corporate events contemplated thereby and the proposals to be considered at the Special Meeting.
Triangle’s board of directors unanimously recommends that the Company’s stockholders vote “FOR” each of the proposals set forth in the Proxy Statement. The Company expects these transactions to close as soon as practicable after receipt of the necessary stockholder approvals at the Special Meeting and the satisfaction of other closing conditions set forth in the asset purchase agreement and the stock purchase and transaction agreement.
Triangle stockholders who have questions about the Proxy Statement or voting their shares should contact Alliance Advisors LLC, which is assisting Triangle with the solicitation of proxies, toll-free at 1-888-991-1291.

About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) has primarily invested capital in established companies in the lower middle market to fund growth, changes of control and other corporate events, and has offered a wide variety of debt and equity investment structures including first lien, unitranche, second lien, and mezzanine with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle has typically invested $5.0 million to

$50.0 million per transaction in companies with annual revenues between $20.0 million and $300.0 million and EBITDA between $5.0 million and $75.0 million. As discussed in greater detail in the Proxy Statement, if the transactions contemplated by the asset purchase agreement and the stock purchase and transaction agreement are completed, Triangle will sell substantially all of its investment portfolio to the BSP affiliate and thereafter will commence operations as an externally managed business development company managed by Barings. In view of the foregoing, and in accordance with the terms of the asset purchase agreement and the stock purchase and transaction agreement, Triangle’s focus has shifted primarily to managing its existing portfolio in contemplation of the sale transaction and externalization rather than actively originating portfolio investments.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.
About Barings LLC
Barings is a $304+ billion global financial services firm dedicated to meeting the evolving investment and capital needs of their clients. Barings builds lasting partnerships that leverage their distinctive expertise across traditional and alternative asset classes to deliver innovative solutions and exceptional service. Part of MassMutual, Barings maintains a strong global presence with over 1,800 associates and offices in 16 countries. Learn more at www.barings.com.

Barings Contact: Spencer Beasley
spencer.beasley@barings.com
(704) 805-7367

About Benefit Street Partners L.L.C.
Benefit Street Partners L.L.C. is a leading credit-focused alternative asset management firm with over $24 billion in assets under management. BSP manages assets across a broad range of complementary credit strategies including private/opportunistic debt, liquid loans, high yield, special situations, long-short liquid credit and commercial real estate debt. BSP is in partnership with Providence Equity Partners L.L.C., a leading global private equity firm with more than $50 billion in capital under management. The BSP platform was established in 2008 and is based in New York. For further information, please visit www.benefitstreetpartners.com.
BSP Contacts: Andrew Cole / David Millar
Prov-SVC@SARDVERB.com
Sard Verbinnen & Co.
212.687.8080
Additional Information and Where to Find It
In connection with the proposed transactions, Triangle has filed the Proxy Statement, which is first being mailed or otherwise delivered to stockholders on or about June 1, 2018. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS

IMPORTANT INFORMATION ABOUT TRIANGLE, BARINGS, BSP, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC by Triangle, free of charge, from the SEC’s website at www.sec.gov and from Triangle’s website at www.TCAP.com. Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from Triangle by contacting its Investor Relations Department at 919-747-8615.
Participants in the Solicitation
Triangle, Barings and BSP and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Triangle stockholders in connection with the proposed transactions is set forth in the Proxy Statement filed with the SEC, which can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking” statements, including statements regarding the proposed transactions. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions; the expected benefits of the proposed transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of Triangle following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transactions may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transactions, may require conditions, limitations or restrictions in connection with such approvals or that the required approvals by the stockholders of Triangle may not be obtained; (2) the risk that the transactions contemplated by the asset purchase agreement and the stock purchase and transaction agreement may not be completed in the time frame expected by parties, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transactions; (4) uncertainty of the expected financial performance of Triangle following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6) the ability of Triangle and/or Barings to implement its business strategy; (7) the occurrence of any event that could give rise to termination of the agreements; (8) the risk that stockholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes;

(10) changes in general economic and/or industry-specific conditions; and (11) other risk factors as detailed in the Proxy Statement and from time to time in Triangle’s reports filed with the SEC, including Triangle’s annual report on Form 10-K for the year ended December 31, 2017, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.
Any forward-looking statements speak only as of the date of this communication. Triangle does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Contacts

E. Ashton Poole
Chairman & Chief Executive Officer
919-747-8618
apoole@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com

#    #    #